UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2019
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Securities registered pursuant to Section 12(b) of the Act:

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2019, Comstock Mining Inc. (the “Company”) entered into a Sixth Purchase Agreement Amendment (the “Amendment”) of the Company’s previously announced Membership Interest Purchase Agreement with Tonogold Resources, Inc. (“Tonogold”).

Pursuant to the Amendment, the Company agreed to accept $1.7 million in cash on the date of the Amendment and $300 thousand in stock, bringing total 2019, cash and stock payments toward this purchase to $11.725 million. The Company credited $1.575 million of the liquidation preference of stock consideration toward the purchase price resulting in Tonogold now owning a 50% membership interest in Comstock Mining LLC. The remaining $5.575 million in cash owed represents a secured obligation of Tonogold with the monthly payments starting in November 2019, through June 2020. Once paid, Tonogold will own 100% of Comstock Mining LLC.

The Company and Tonogold agreed to modify the terms of the Tonogold Convertible Preferred Stock (“CPS”). The CPS will now only be convertible at the election of the Company beginning May 22, 2022, at the lower of Tonogold’s (1) 20-day volume-weighted closing price prior to conversion or (2) $0.18. Tonogold’s right to redeem the CPS at 120% of the liquidation preference of the CPS will not be time delimited.

The Company also executed a Lease-Option Agreement (the “Lease-Option Agreement”) to use the Company’s American Flat processing facilities for processing mineralized materials from the Lucerne mine. To maintain the option, Tonogold will reimburse the Company for all expenses related to owning and maintaining the facility. When the option is exercised, Tonogold will pay $1 million per year and $1 per ton for processing mineralized material, in addition to paying all processing expenses.

The foregoing summaries of the terms of the Amendment and the Lease Option Agreement are not intended to be exhaustive and is qualified in its entirety by the terms of the Amendment and the Lease Option Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated by reference herein.

A copy of the press release announcing the transactions contemplated by the Amendment is attached as Exhibit 99.1 to this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Asset.

The closing of the transactions described above occurred upon receipt of the $1.7 million in cash on the date of the Amendment. The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	Sixth Purchase Agreement Amendment
10.2	Lease Option Agreement
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: November 19, 2019	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman and Chief Executive Officer